For further information, contact:
   Kevin L. Halloran, Director, Corporate Finance and Investor Relations Phone 808-525-8422
   E-mail: khalloran@abinc.com

                                               HOLD FOR RELEASE:
                                               8:00 A.M. EASTERN DAYLIGHT TIME
                                               Friday, October 27, 2006

         A&B REPORTS 3rd QUARTER 2006 NET INCOME OF $27.9 MILLION
         --------------------------------------------------------
                Matson Narrows Earnings Gap vs. Prior Year

         Honolulu (October 27, 2006)--Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported that net income for the third quarter of 2006 was $27,900,000, or $0.65 per fully diluted share. Net income in the third quarter of 2005 was $35,500,000, or $0.81 per fully diluted share. Revenue in the third quarter of 2006 was $422,900,000, compared with revenue of $450,800,000 in the third quarter of 2005.

         Net income for the first nine months of 2006 was $95,500,000, or $2.18 per fully diluted share. Net income in the first nine months of 2005 was $102,600,000, or $2.33 per fully diluted share. Revenue in the first nine months of 2006 was $1,201,000,000, compared with revenue of $1,205,700,000 in the first nine months of 2005.

COMMENTS ON QUARTER & OUTLOOK

         "The third quarter was characterized by solid financial performance in an increasingly challenging environment," said Allen Doane, chairman and chief executive officer of A&B. "As expected, net income was below last year's third quarter due to a planned lower level of property sales, the transition from Matson's APL Alliance to the newly launched Guam and China services, and an insurance gain realized in the third quarter 2005 related to our real estate operations. With these results, we are on track to exceed our original, full-year 2006 expectations."

         "A major milestone was achieved in the quarter as Matson's Ocean Transportation completed its four-year fleet modernization program with the addition of the MV Maunalei. With a historic investment of approximately $500 million, Matson has added four fuel-efficient ships and lowered its average fleet age to a youthful 14 years, positioning itself for increased efficiency and superior service and reliability for years to come."

         "In addition, Matson's Ocean Transportation operating profit significantly narrowed the gap in quarter-over-quarter performance to $2.6 million, due partially to the increasing volume in the China service. While the contributions from Matson's China service increased from the prior quarter, and the service is profitable, performance did not reach planned levels as favorable container volumes were more than offset by lower rates and higher fuel and intermodal rail costs. However, it is noteworthy that Matson has firmly established its reputation in China for superior service, which should translate into improved rates over time. In Hawaii and Guam, softening market conditions led to lower than expected volume, while yields have been favorable. Matson has initiated a number of operating measures to respond to changes in market conditions. Matson Integrated Logistics again produced an extraordinary quarter, realizing an increase in operating profit of 46 percent quarter-over-quarter."

         "Our commercial Real Estate Leasing segment continued its trend of high occupancies, which, when coupled with increases in the portfolio's size and lease rents, led to a 10 percent increase in operating profit for the quarter. As expected, third quarter 2006 Real Estate Sales activity and operating profit were lower, due primarily to the timing of property sales, as well as the absence of the $5.2 million third quarter 2005 insurance gain. Sales, construction, and permitting progress continue in our diversified real estate pipeline, while a more challenging residential real estate environment in Hawaii will, in varying degrees, affect certain projects. The first units at Kukui'ula have now begun to close. Although sales activity for the last quarter of 2006 will not meet original expectations, the prospects for the development remain favorable. Progress at other key residential developments, Kai Malu at Wailea and Keola La'i in Honolulu, continues to be positive."

         "While the Hawaii economy remains healthy, the growth rate has moderated, which has affected and may continue to impact shipping volumes. Similarly, Hawaii's real estate market indicators point to a more challenging residential market. Despite these factors, 2006 earnings will be quite good."

TRANSPORTATION--OCEAN TRANSPORTATION

-------------------------------------------------------------------------------
                                            Quarter Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                         $ 243.2             $ 227.5               7%
  Operating Profit                $  34.2             $  36.8              -7%
-------------------------------------------------------------------------------
Volume (Units)
-------------------------------------------------------------------------------
  Hawaii Containers                44,600              45,400              -2%
  Hawaii Automobiles               27,100              32,000             -15%
  Guam Containers                   3,700               4,300             -14%
  China Containers                 10,200                  --              NM
-------------------------------------------------------------------------------

         For the third quarter of 2006, Ocean Transportation revenue of $243.2 million was $15.7 million, or 7 percent, higher than the third quarter of 2005. This increase was due to the establishment of the China service in early 2006, increases in fuel surcharge revenues, and improved yields and cargo mix, partially offset by the loss of charter revenue due to the expiration of the APL Alliance and lower volumes in the Hawaii and Guam services. Total Hawaii container volume was down 2 percent from the third quarter of 2005. Total Hawaii automobile volume was down 15 percent for the quarter due primarily to a reduction in auto manufacturer incentives for rental car fleet sales, which resulted in reduced auto volume to Hawaii, and competitive pressures.

         Operating profit of $34.2 million was $2.6 million, or 7 percent, lower than in the third quarter of 2005. This reduction is explained by expense increases that more than offset revenue gains, primarily increases in direct and indirect fuel expenses, equipment control and leasing expenses, and increased terminal handling costs.

-------------------------------------------------------------------------------
                                        Nine Months Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                         $ 706.1             $ 654.7               8%
  Operating Profit                $  76.9             $ 105.2             -27%
-------------------------------------------------------------------------------
Volume (Units)
-------------------------------------------------------------------------------
  Hawaii Containers               131,000             131,500               --
  Hawaii Automobiles               92,700             110,900             -16%
  Guam Containers                  11,400              12,500             - 9%
  China Containers                 19,700                  --              NM
-------------------------------------------------------------------------------

         Year-to-date 2006 Ocean Transportation revenue of $706.1 million was $51.4 million, or 8 percent, higher than the first nine months of 2005, primarily for the reasons cited for the quarter as well as higher government contract volume. Total Hawaii container volume was essentially unchanged. Total Hawaii automobile volume was 16 percent lower, for the same reasons cited for the quarter.

         Year-to date 2006 Ocean Transportation operating profit of $76.9 million was $28.3 million, or 27 percent, lower than the first nine months of 2005. This reduction is explained by expense increases that more than offset revenue gains, including direct and indirect fuel expenses, equipment control and leasing expenses, and increased terminal handling.

TRANSPORTATION--LOGISTICS SERVICES

-------------------------------------------------------------------------------
                                          Quarter Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                         $ 113.1             $ 108.5               4%
  Operating Profit                $   5.1             $   3.5              46%
-------------------------------------------------------------------------------

         Logistics Services revenue in the third quarter of 2006 was $113.1 million, which was $4.6 million, or 4%, higher than the third quarter of 2005. The revenue growth resulted from higher yields in all lines of service and increases in highway volumes, partially offset by declines in domestic and international intermodal rail volumes.

         Third quarter 2006 Logistics Services operating profit of $5.1 million was $1.6 million, or 46 percent, higher than in the comparable period last year. Gross margins were higher in all lines, but were offset, in part, by higher G&A expense. The operating profit margin for Logistics Services was a relatively high 4.5 percent in the third quarter of 2006, significantly higher than the 3.2 percent for the third quarter of 2005, although slightly below the 4.6 percent margins experienced in the second quarter of 2006.

-------------------------------------------------------------------------------
                                        Nine Months Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                         $ 337.9             $ 311.2               9%
  Operating Profit                $  15.1             $  10.1              50%
-------------------------------------------------------------------------------

         Year-to-date 2006 Logistics Services revenue of $337.9 million was $26.7 million, or 9 percent, higher than the first nine months of 2005, as higher yields and increases in highway volumes were partially offset by declines in domestic and international intermodal rail volumes.

         Year-to-date 2006 Logistics Services operating profit of $15.1 million was $5.0 million, or 50 percent, higher than in the comparable period last year. Similar to the quarter, gross margins were higher in all lines but were offset, in part, by higher operating expenses.

REAL ESTATE--LEASING

-------------------------------------------------------------------------------
                                          Quarter Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                          $ 25.5              $ 23.3               9%
  Operating Profit                 $ 12.5              $ 11.4              10%
-------------------------------------------------------------------------------
Occupancy Rates
-------------------------------------------------------------------------------
  Mainland                            97%                 94%               3%
  Hawaii                              98%                 93%               5%
-------------------------------------------------------------------------------
Leasable Space (Million sq. ft.)
-------------------------------------------------------------------------------
  Mainland                            3.7                 3.5               6%
  Hawaii                              1.6                 1.7              -6%
--------------------------------------------------------- ---------------------

         Real Estate Leasing revenue (before removing amounts treated as discontinued operations) in the third quarter of 2006 was $25.5 million, which was $2.2 million, or 9 percent, higher than the third quarter of 2005. Leasing operating profit of $12.5 million was $1.1 million, or 10 percent, higher. The improved revenue and operating profit resulted primarily from property acquisitions and higher occupancy rates in both the Mainland and Hawaii leased properties portfolios.

-------------------------------------------------------------------------------
                                          Nine Months Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                          $ 74.5              $ 66.6              12%
  Operating Profit                 $ 36.8              $ 32.6              13%
-------------------------------------------------------------------------------
Occupancy Rates
-------------------------------------------------------------------------------
  Mainland                            97%                 95%               2%
  Hawaii                              98%                 92%               6%
-------------------------------------------------------------------------------

         Year-to-date 2006 Leasing revenue (before removing amounts treated as discontinued operations) of $74.5 million was $7.9 million, or 12 percent, higher than the first nine months of 2005. Leasing operating profit of $36.8 million was $4.2 million, or 13 percent, higher than the same period in 2005. The improved revenue and operating profit resulted from property acquisitions and higher occupancies.

REAL ESTATE--SALES

-------------------------------------------------------------------------------
                                            Quarter Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                           $ 5.0              $ 61.7             -92%
  Operating Profit                  $ 1.2              $ 15.6             -92%
-------------------------------------------------------------------------------

         Third quarter 2006 Real Estate Sales revenue of $5.0 million was $56.7 million lower than the third quarter of 2005. Real Estate Sales operating profit of $1.2 million was $14.4 million lower than the third quarter of 2005. The Company has noted that the episodic nature and inherent variability in property sales leads to wide fluctuations in the level of revenue and operating profit reported in any calendar quarter. Sales during the third quarter of 2005 consisted primarily of all units at the Company's Lanikea residential high-rise in Waikiki and a Maui property. A gain of $5.2 million also was recognized in third quarter 2005 due to insurance proceeds received as a result of a February 2005 fire that destroyed much of the Kahului Shopping Center on Maui.

         Sales during the third quarter of 2006 had been expected to be modest. They consisted of several commercial parcels in Hawaii, including the final two lots at the Company's Mill Town Center light industrial business park on Oahu as well as an agricultural parcel on Kauai sold under the installment method.

-------------------------------------------------------------------------------
                                          Nine Months Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                          $ 65.6             $ 122.2             -46%
  Operating Profit                 $ 39.2             $  36.9               6%
-------------------------------------------------------------------------------

         Year-to-date 2006 Real Estate Sales revenue of $65.6 million was 46 percent lower than the $122.2 million of revenue recorded in the first nine months of 2005. Real Estate Sales operating profit of $39.2 million was $2.3 million, or 6 percent, higher than the first nine months of 2005. Year-to-date 2005 results also benefited from the $5.2 million insurance gain. Variations in profit margin result from the mix of properties sold.

         Year-to-date 2006 sales revenue include two retail centers in Phoenix, Arizona, a Maui office building, several commercial parcels on Maui, a commercial property on Oahu, and a vacant parcel on Kauai. 2006 operating profit was significantly higher as a percentage of revenue compared to 2005 because operating profit also includes the Company's earnings from its real estate joint ventures (which are not included in revenue for the segment). The joint venture earnings in 2006 principally relate to the Hokua joint venture where sales of all 247 residential condominium units were completed in the first quarter.

         Sales revenue during the first nine months of 2005 consisted primarily of the closings at Lanikea in Waikiki, the sale of two mainland commercial properties, two development parcels at Wailea, 5-1/2 floors at Alakea Corporate Tower, and various other land and subdivision sales in Hawaii.

FOOD PRODUCTS

-------------------------------------------------------------------------------
                                           Quarter Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                          $ 41.8              $ 34.6              21%
  Operating Profit (Loss)             0.6              $ (0.1)             NM
-------------------------------------------------------------------------------
Tons Sugar Produced                68,500              62,500              10%
-------------------------------------------------------------------------------

         Third quarter 2006 Food Products revenue of $41.8 million was $7.2 million, or 21 percent, higher than in 2005. The increase reflected higher sugar sales volume and prices, as well as higher power sales prices and growth in the equipment repair and trucking operations.

         Third quarter 2006 Food Products operating profit of $0.6 million was $0.7 million higher than the $0.1 million operating loss in the third quarter of 2005. The increase was primarily the result of higher power sales and improved coffee results, partially offset by lower margins on sugar sales resulting from higher costs and lower sugar production.

-------------------------------------------------------------------------------
                                        Nine Months Ended September 30
-------------------------------------------------------------------------------
Dollars in Millions                  2006                2005            Change
-------------------------------------------------------------------------------
  Revenue                          $ 95.1              $ 89.2               7%
  Operating Profit                 $ 10.2              $  9.2              11%
-------------------------------------------------------------------------------
Tons Sugar Produced               130,700             140,300             - 7%
-------------------------------------------------------------------------------

         Year-to-date 2006 Food Products revenue of $95.1 million was $5.9 million, or 7 percent, higher than in 2005. Year-to-date 2006 Food Products operating profit of $10.2 million was $1.0 million higher than that of the first nine months of 2005. Both revenue and operating profit in 2005 benefited from a $5.5 million weather-related federal relief payment received during the first quarter. Revenue gains in 2006 were attributable primarily to the same factors noted for the quarter. Operating profit in 2006 is attributable to higher power sales and other income, partially offset by lower margins on sugar sales, as previously noted.

CORPORATE EXPENSE, OTHER

         Third quarter 2006 corporate expenses of $5.0 million were $0.8 million, or 14 percent, lower than the third quarter of 2005. Year-to-date, corporate expenses of $15.3 million were $1.0 million, or 6 percent lower, than in the same period of 2005.

BALANCE SHEET, CASH FLOW COMMENTS

         Working capital was $31 million at September 30, 2006, a decrease of $18 million from the balance carried at the end of 2005. The decrease in working capital was due primarily to higher balances on short-term borrowings and trade payables and lower cash balances. Cash and cash equivalents totaled $44 million at the end of the third quarter compared with $57 million at the beginning of the year. The lower balance is due principally to share repurchases, dividends, and capital expenditures, partially offset by increased borrowings and cash generated from operations.

         Cash Flows from Operating Activities totaled $85 million for the first nine months of 2006, compared with $232 million for the first nine months of 2005. This decrease was principally the result of higher year-to-date income tax payments, higher 2005 proceeds from the sale of units in the Company's Lanikea residential high-rise project in Waikiki and lower 2006 Matson earnings, partially offset by proceeds received from the Company's Hokua joint venture in 2006.

         Cash Flows from Investing Activities related to capital expenditures for the first nine months of 2006 totaled $255 million, compared with $209 million for the first nine months of 2005, with these figures including $147 million and $144 million, respectively, for vessel acquisitions.

         Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in real estate, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about
A&B may be found at its web site: www.alexanderbaldwin.com.
                                  -------------------------

         Statements in this press release that are not historical facts are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This release should be read in conjunction with our Annual Report on Form 10-K and our other filings with the SEC through the date of this release, which identify important factors that could affect the forward-looking statements in this release.



                                                       ALEXANDER & BALDWIN, INC.
                                                       -------------------------
                                   2006 and 2005 Third-Quarter and Nine-Months Results (Condensed)
                                   ---------------------------------------------------------------

                                                                              2006                        2005
                                                                              ----                        ----
 Three Months Ended September 30
 -------------------------------
 Revenue                                                                  $422,900,000                $450,800,000
 Income From Continuing Operations                                         $26,200,000                 $34,700,000
 Discontinued Operations:  Properties(1)                                    $1,700,000                    $800,000
 Net Income                                                                $27,900,000                 $35,500,000
 Basic Share Earnings
      Continuing Operations                                                      $0.62                       $0.79
      Net Income                                                                 $0.66                       $0.81
 Diluted Share Earnings
      Continuing Operations                                                      $0.61                       $0.79
      Net Income                                                                 $0.65                       $0.81
 Average Shares Outstanding                                                 42,500,000                  43,700,000
 Diluted Average Shares Outstanding                                         42,800,000                  44,200,000

 Nine Months Ended September 30:
 ------------------------------
 Revenue                                                                $1,201,000,000              $1,205,700,000
 Income From Continuing Operations                                         $73,900,000                 $96,600,000
 Discontinued Operations:  Properties(1)                                   $21,600,000                  $6,000,000
 Net Income                                                                $95,500,000                $102,600,000
 Basic Share Earnings
      Continuing Operations                                                      $1.70                       $2.22
      Net Income                                                                 $2.20                       $2.35
 Diluted Share Earnings
      Continuing Operations                                                      $1.69                       $2.19
      Net Income                                                                 $2.18                       $2.33
 Average Shares Outstanding                                                 43,500,000                  43,600,000
 Diluted Average Shares Outstanding                                         43,800,000                  44,000,000

(1) "Discontinued Operations: Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.


                                             Industry Segment Data, Net Income (Condensed)
                                             ---------------------------------------------
                                          (In Millions, Except Per Share Amounts, Unaudited)

                                                                       Three Months Ended              Nine Months Ended
                                                                       ------------------              -----------------
                                                                           September 30,                   September 30,
                                                                           ------------                    ------------
                                                                      2006            2005            2006            2005
                                                                      ----            ----            ----            ----
Revenue:
-------
  Transportation
      Ocean Transportation                                       $    243.2      $    227.5      $    706.1      $    654.7
      Logistics Services                                              113.1           108.5           337.9           311.2
  Real Estate
      Leasing                                                          25.5            23.3            74.5            66.6
      Sales                                                             5.0            61.7            65.6           122.2
      Less Amounts Reported In
         Discontinued Operations                                       (3.0)           (2.7)          (66.1)          (32.6)
  Food Products                                                        41.8            34.6            95.1            89.2
  Reconciling Items                                                    (2.7)           (2.1)          (12.1)           (5.6)
                                                                 ----------      ----------      ----------      ----------
      Total Revenue                                              $    422.9      $    450.8      $  1,201.0      $  1,205.7
                                                                 ==========      ==========      ==========      ==========

Operating Profit, Net Income:
-----------------------------
  Transportation
      Ocean Transportation                                       $     34.2      $     36.8      $     76.9      $    105.2
      Logistics Services                                                5.1             3.5            15.1            10.1
  Real Estate
      Leasing                                                          12.5            11.4            36.8            32.6
      Sales                                                             1.2            15.6            39.2            36.9
      Less Amounts Reported In
         Discontinued Operations                                       (2.7)           (1.2)          (34.6)           (9.7)
  Food Products                                                         0.6            (0.1)           10.2             9.2
                                                                 ----------      -----------     ----------      ----------
      Total Operating Profit                                           50.9            66.0           143.6           184.3
  Loss on Investment                                                     --            (0.1)             --            (2.3)
  Interest Expense                                                     (4.0)           (4.1)          (10.2)           (9.9)
  General Corporate Expenses                                           (5.0)           (5.8)          (15.3)          (16.3)
                                                                 ----------      ----------      ----------      ----------
    Income From Continuing Operations
         Before Income Taxes                                           41.9            56.0           118.1           155.8
  Income Taxes                                                        (15.7)          (21.3)          (44.2)          (59.2)
                                                                 ----------      ----------      ----------      ----------
  Income From Continuing Operations                                    26.2            34.7            73.9            96.6
      Discontinued Operations: Properties                               1.7             0.8            21.6             6.0
                                                                 ----------      ----------      ----------      ----------
  Net Income                                                     $     27.9      $     35.5      $     95.5      $    102.6
                                                                 ==========      ==========      ==========      ==========

Basic Earnings Per Share:
  Continuing Operations                                          $     0.62      $     0.79      $     1.70      $     2.22
  Net Income                                                     $     0.66      $     0.81      $     2.20      $     2.35

Diluted Earnings Per Share:
  Continuing Operations                                          $     0.61      $     0.79      $     1.69      $     2.19
  Net Income                                                     $     0.65      $     0.81      $     2.18      $     2.33

  Average Shares                                                       42.5            43.7            43.5            43.6
  Diluted Shares                                                       42.8            44.2            43.8            44.0


                                                Consolidated Balance Sheets (Condensed)
                                                --------------------------------------
                                                           (In Millions)

                                                                           September 30            December 31,
                                                                               2006                    2005
                                                                               ----                    ----
                                                                           (Unaudited)
ASSETS
Current Assets                                                             $       329             $       303
Investments                                                                        136                     154
Real Estate Developments                                                           125                      71
Property, Net                                                                    1,471                   1,289
Capital Construction Fund                                                            1                      93
Other Assets                                                                       169                     161
                                                                           -----------             -----------
                  Total                                                    $     2,231             $     2,071
                                                                           ===========             ===========

LIABILITIES & EQUITY
Current Liabilities                                                        $       298             $       254
Long-Term Debt                                                                     356                     296
Post-Retirement Benefit Obligs.                                                     49                      47
Other Long-Term Liabilities                                                         66                      45
Deferred Income Taxes                                                              443                     415
Shareholders' Equity                                                             1,019                   1,014
                                                                           -----------             -----------
                  Total                                                    $     2,231             $     2,071
                                                                           ===========             ===========


                                           Consolidated Statements of Cash Flows (Condensed)
                                           ------------------------------------------------
                                                          (In Millions)

                                                                                     Nine Months Ended
                                                                                     -----------------
                                                                                       September 30,
                                                                                       ------------
                                                                               2006                   2005
                                                                               ----                   ----
                                                                                         (Unaudited)

Operating Cash Flows                                                       $        85             $       232
Capital Expenditures                                                              (255)                   (209)
Proceeds from disposal of property and other assets                                 43                      25
CCF Withdrawals/(Deposits), Net                                                     93                     (38)
Proceeds From Issuance of
    (Payment of) Debt, Net                                                         107                      77
Repurchase of Capital Stock                                                        (72)                      -
Dividends Paid                                                                     (32)                    (30)
All Other, Net                                                                      18                      (9)
                                                                           -----------             -----------
Increase/(Decrease) In Cash                                                $       (13)            $        48
                                                                           ===========             ===========

Depreciation                                                               $       (62)            $       (62)
                                                                           ============            ===========





                                   #####